For   the  fiscal  year  ended  (a)
August 31, 1997
File number: 811-5296

                          SUB-ITEM 77C
      Submission of Matters to a Vote of Security Holders


     A     Special    Meeting    of
Shareholders  was held  on  October
30,  1996.   At  such  meeting  the
shareholders approved the following
proposals:


     a)   Approval  of the election
          of      the     following
          Directors  each  to  hold
          office  until the earlier
          to  occur of (i) the next
          meeting  of  Shareholders
          at  which  Directors  are
          elected and until his  or
          her  successor shall have
          been  duly  elected   and
          shall  have qualified  or
          (ii)  their terms  expire
          in  accordance  with  the
          Fund's retirement policy:


          Class I   Donald       D.
                    Lennox,  Mendal
                    A.     Melzer,,
                    Nancy        H.
                    Teeters,    and
                    Louis  A. Weil,
                    III

          Class II  Delayne      D.
                    Gold, Robert F.
                    Gunia, Harry A.
                    Jacobs,    Jr.,
                    Thomas       T.
                    Mooney

          Class III Edward       D.
                    Beach,   Eugene
                    C.      Dorsey,
                    Thomas       H.
                    O'Brien,
                    Richard      A.
                    Redeker

     b)   Approval of the selection
          of            independent
          accountants for the  Fund
          conditioned   upon    the
          right   by  vote   of   a
          majority  of such  Fund's
          outstanding voting shares
          at any meeting called for
          the  purpose to terminate
          such employment forthwith
          without penalties.

          Affirmative
Negative
          votes                cast
votes cast          Abstain
          6,403,925
118,082             140,311